AGREEMENT AND PLAN OF MERGER
                                  by and among
                                  VALHI, INC.,
                             VALHI ACQUISITION CORP.
                                       and
                               TREMONT CORPORATION
                          Dated as of November 4, 2002


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                                Table of Contents
                                                                           Page

ARTICLE I         THE MERGER..................................................1
 Section 1.1  The Merger......................................................1
 Section 1.2  Effective Time..................................................1
 Section 1.3  Certificate of Incorporation and Bylaws of the
                Surviving Corporation..                 ......................1
 Section 1.4  Directors and Officers of the Surviving Corporation.............1

ARTICLE II    EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES             1
 Section 2.1  Effect on Capital Stock.........................................1
 Section 2.2  Exchange of Certificates........................................1
 Section 2.3  Certain Adjustments.............................................1

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF VALHI AND SUB.............1
 Section 3.1  Organization....................................................1
 Section 3.2  Capitalization..................................................1
 Section 3.3  Authority.......................................................1
 Section 3.4  No Violations: Consents and Approvals...........................1
 Section 3.5  SEC Documents...................................................1
 Section 3.6  Financial Statements............................................1
 Section 3.7  Absence of Certain Changes......................................1
 Section 3.8  Proxy Statement/Registration Statement..........................1
 Section 3.9  State Anti-Takeover Statutes....................................1
 Section 3.10 Brokers' Fees...................................................1
 Section 3.11 Compliance with Laws............................................1
 Section 3.12 No Litigation...................................................1
 Section 3.13 Employee Matters................................................1
 Section 3.14 Environmental Liability.........................................1
 Section 3.15 Certain Tax Matters.............................................1
 Section 3.16 Interim Operations of Sub.......................................1
 Section 3.17 Knowledge.......................................................1
 Section 3.18 No Undisclosed Information......................................1

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF TREMONT...................1
 Section 4.1  Organization....................................................1
 Section 4.2  Capitalization..................................................1
 Section 4.3  Authority.......................................................1
 Section 4.4  No Violations: Consents and Approvals...........................1
 Section 4.5  SEC Documents...................................................1
 Section 4.6  Financial Statements............................................1
 Section 4.7  Absence of Certain Changes......................................1
 Section 4.8  Proxy Statement/Registration Statement..........................1
 Section 4.9  State Anti-Takeover Statutes....................................1
 Section 4.10 Brokers' Fees...................................................1
 Section 4.11 Compliance with Laws............................................1
 Section 4.12 No Litigation...................................................1
 Section 4.13 Employee Matters................................................1
 Section 4.14 Intellectual Property...........................................1
 Section 4.15 Required Vote of Tremont Stockholders...........................1
 Section 4.16 Certain Contracts...............................................1
 Section 4.17 Environmental Liability.........................................1
 Section 4.18 Taxes...........................................................1
 Section 4.19 Knowledge.......................................................1
 Section 4.20 No Undisclosed Information......................................1

ARTICLE V         COVENANTS...................................................1
 Section 5.1  Conduct of Business of Tremont..................................1
 Section 5.2  Conduct of Business of Valhi....................................1
 Section 5.3  Tremont Board Recommendation....................................1
 Section 5.4  Access to Information...........................................1
 Section 5.5  Registration Statement and Proxy Statement......................1
 Section 5.6  Tremont Stockholders' Meeting...................................1
 Section 5.7  Reasonable Efforts; Other Actions...............................1
 Section 5.8  Public Announcements............................................1
 Section 5.9  Notification of Certain Matters.................................1
 Section 5.10 Expenses........................................................1
 Section 5.11 Rule 145 Affiliates.............................................1
 Section 5.12 Stock Exchange Listing..........................................1
 Section 5.13 State Anti-Takeover Laws........................................1
 Section 5.14 Tax-Free Transaction............................................1

ARTICLE VI        CONDITIONS PRECEDENT........................................1
 Section 6.1  Conditions to Each Party's Obligation to Effect the Merger......1
 Section 6.2  Conditions to the Obligations of Valhi and
               Sub to Effect the Merger.....              ....................1
 Section 6.3  Conditions to the Obligations of Tremont to Effect the Merger...1

ARTICLE VII       CLOSING.....................................................1
 Section 7.1  Time and Place..................................................1
 Section 7.2  Filings at the Closing..........................................1

ARTICLE VIII      TERMINATION AND ABANDONMENT.................................1
 Section 8.1  Termination by Valhi and/or Tremont.............................1
 Section 8.2  Termination by Valhi............................................1
 Section 8.3  Termination by Tremont..........................................1
 Section 8.4  Procedure for Termination.......................................1
 Section 8.5  Effect of Termination and Abandonment...........................1

ARTICLE IX        SURVIVABILITY; INVESTIGATION................................1
 Section 9.1  Survival of Representations and Warranties......................1
 Section 9.2  Investigation...................................................1

ARTICLE X         MISCELLANEOUS...............................................1
 Section 10.1 Notices.........................................................1
 Section 10.2 Binding Effect..................................................1
 Section 10.3 Consent to Jurisdiction.........................................1
 Section 10.4 Headings........................................................1
 Section 10.5 Exhibits and Schedules..........................................1
 Section 10.6 Certain Definitions.............................................1
 Section 10.7 Governing Law...................................................1
 Section 10.8 Waivers.........................................................1
 Section 10.9 Counterparts....................................................1
 Section 10.10Time Periods....................................................1
 Section 10.11Amendment.......................................................1
 Section 10.12Entire Agreement................................................1
 Section 10.13Severability....................................................1


Exhibits
Exhibit A         Directors and Officers of the Surviving Corporation
Exhibit B         Form of Rule 145 Affiliate Letter

Schedules
Schedule 3.13     Valhi Employee Matters
Schedule 4.7      Absence of Certain Changes
Schedule 4.11     Compliance with Laws
Schedule 4.12     Litigation
Schedule 4.13     Tremont Employee Matters
Schedule 4.16     Certain Contracts
Schedule 5.1      Conduct of Business of Tremont
Schedule 5.1      Conduct of Business of Valhi

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                             Index of Defined Terms

         Term                                                            Section
         ----                                                            -------
Acquisition Proposal.......................................................10.6
Affiliate..................................................................10.6
Agreement..........................................................Introduction
CERCLA.....................................................................3.14
Certificate of Merger...................... ................................1.2
Certificates.............................................................2.2(a)
Closing..................................... ...............................7.1
Closing Date................................. ..............................7.1
Code...................................................................Recitals
Constituent Corporations.................................................1.1(a)
DGCL.....................................................................1.1(a)
Effective Time............................ .................................1.2
ERISA...................................................................3.13(a)
Exchange Act............................... ............................ 3.4(b)
Exchange Agent...........................................................2.2(a)
Exchange Ratio...........................................................2.1(b)
Fairness Opinion...........................................................4.10
GAAP........................................  ..............................3.6
Governmental Authority.....................................................10.6
Intellectual Property......................................................4.14
Law......................................................................3.4(a)
Liens....................................................................3.3(a)
LLC Merger.................................................................10.6
Merger...................................................................1.1(a)
NL SEC Documents...........................................................10.6
NYSE.....................................................................2.2(f)
Person.....................................................................10.6
Proxy Statement..........................................................3.4(b)
Registration Statement...................................................3.4(b)
Rule 145 Affiliate.........................................................5.11
SEC......................................................................3.4(b)
Securities Act................................ .............................3.5
Sub................................................................Introduction
Sub Common Stock........................................................ 2.1(c)
Surviving Corporation....................................................1.1(a)
Taxes....................................................................  4.18
TGI....................................................................Recitals
TGI Merger................................................................ 10.6
Tremont............................................................Introduction
Tremont Benefit Plans...................................................4.13(a)
Tremont Common Stock........................... .........................2.1(a)
Tremont Contracts..........................................................4.18
Tremont ERISA Affiliate.................................................4.13(a)
Tremont Financial Advisor..................................................4.10
Tremont Interim Balance Sheet................... ...........................4.6
Tremont LLC................................................................10.6
Tremont Material Adverse Effect.................. ..........................4.1
Tremont Preferred Stock........................... .........................4.3
Tremont SEC Documents.............................. ........................4.5
Tremont Stockholder Meeting......................... .......................3.8
Tremont Stockholders' Approval...........................................3.4(b)
Valhi............................................................. Introduction
Valhi Benefit Plans.....................................................3.13(a)
Valhi Common Stock............................... .......................2.1(b)
Valhi ERISA Affiliate...................................................3.13(a)
Valhi Interim Balance Sheet...............................................  3.6
Valhi Material Adverse Effect...............................................3.1
Valhi Preferred Stock....................................................3.2(a)
Valhi SEC Documents............................... .........................3.5
Valhi Subsidiaries.........................................................10.6

                          AGREEMENT AND PLAN OF MERGER

     Agreement and Plan of Merger, dated as of November 4, 2002 (this "Agreement"), by and among Valhi, Inc., a Delaware corporation ("Valhi"), Valhi Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Valhi ("Sub"), and Tremont Corporation, a Delaware corporation ("Tremont").

     WHEREAS, the board of directors of each of Tremont, Valhi and Sub deem it advisable and in the best interests of its respective corporation and stockholders that Tremont become a wholly-owned subsidiary of Valhi pursuant to the Merger (as defined below) on the terms and subject to the conditions of this Agreement; and

     WHEREAS, it is intended that, for Federal income tax purposes, the Merger (or if the LLC Merger (as defined below) occurs, the Merger followed by the LLC Merger) shall be a tax-free reorganization as described in the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the holders of common stock, par value $1.00 per share ("Tremont Common Stock"), of Tremont, other than Valhi and Tremont Group, Inc., a Delaware corporation ("TGI").

     NOW,   THEREFORE,   in   consideration  of  the  premises  and  the  mutual
representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1.......The Merger.

            (a) In accordance with the provisions of this Agreement and the Delaware General Corporation Law, as amended (the "DGCL"), at the Effective Time (as defined below), Sub shall be merged (the "Merger") with and into Tremont, and Tremont shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger and shall continue its corporate existence under the DGCL. At the Effective Time, the separate existence of Sub shall cease, and the Surviving Corporation shall succeed to and assume all of the rights and obligations of Sub. Tremont and Sub are hereinafter sometimes collectively referred to as the "Constituent Corporations."

            (b) The Merger shall have the effects on Tremont and Sub, as Constituent Corporations of the Merger, provided for under the DGCL.

     Section 1.2 Effective Time. The Merger shall become effective at the time of filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the provisions of Section 252 of the DGCL (the
"Certificate of Merger"). The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

     Section 1.3 Certificate of Incorporation and Bylaws of the Surviving Corporation.

            (a) At the Effective Time, the Certificate of Incorporation of Tremont, as in effect immediately prior to the Effective Time, shall be amended so that the operative provisions read in their entirety exactly as the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time, except that the name of the corporation specified therein shall be Tremont Corporation.

            (b) At the Effective Time, the Bylaws of Tremont, as in effect immediately prior to the Effective Time, shall be amended so that the operative provisions read in their entirety exactly as the Bylaws of Sub as in effect immediately prior to the Effective Time, except that the name of the corporation specified therein shall be Tremont Corporation.

     Section 1.4 Directors and Officers of the Surviving Corporation. The directors and officers of the Surviving Corporation shall be the Persons named on Exhibit A hereto, all of whom will hold office from and after the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by Law (as defined below) or their earlier resignation or removal.

                                   ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

     Section 2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Valhi, Sub, Tremont or the holder of any shares of the following securities:

            (a) Cancellation of Treasury Stock and Valhi-Owned Stock. Each share of Tremont Common Stock (i) that is owned by Valhi, (ii) that is held by Tremont as treasury stock and (iii) assuming the effective time of the TGI Merger (as defined below) has occurred prior to the Effective Time, that is owned by TGI shall, in each case, automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (b) Conversion of Tremont Common Stock. Subject to Section 2.2(f), each issued and outstanding share of Tremont Common Stock (other than shares to be canceled in accordance with Section 2.1(a) above) shall be converted into 3.4 shares of common stock, par value $.01 per share ("Valhi Common Stock"), of Valhi (the "Exchange Ratio").

            (c) Sub Common Stock. Each share of common stock, par value $.01 per share, of Sub ("Sub Common Stock") shall be converted into and become one share of common stock, par value $1.00 per share, of the Surviving Corporation.

     Section 2.2 Exchange of Certificates.

            (a) Exchange Agent. As of the Effective Time, Valhi shall appoint Computershare Investor Services LLC or such other exchange agent mutually agreeable to Valhi and Tremont to act as exchange agent (the "Exchange Agent") in the Merger. At or prior to the Effective Time, Valhi shall provide to the Exchange Agent, for the benefit of holders of shares of Tremont Common Stock, certificates representing Valhi Common Stock issuable in exchange for certificates representing shares of Tremont Common Stock pursuant to Section 2.1(b) ("Certificates") and an estimated amount in cash sufficient to satisfy Valhi's obligations under Sections 2.2(e) and (f)

            (b) As soon as reasonably practicable after the Effective Time, Valhi shall cause the Exchange Agent to mail to each holder of record of shares of Tremont Common Stock whose shares were converted into shares of Valhi Common Stock pursuant to Section 2.1(b) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Valhi may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing Valhi Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Valhi, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Valhi Common Stock to which the holder is entitled and an amount of cash in lieu of any fractional share of Valhi Common Stock in accordance with Section 2.2(f), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Tremont Common Stock that is not registered in the transfer records of Tremont, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a Person other than the registered holder of such Certificate or establish to the satisfaction of Valhi that such tax or taxes have been paid or are not applicable. Until surrendered as contemplated by this
Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender such whole number of shares of Valhi Common Stock provided by Section 2.1(b) and an amount in cash in lieu of any fractional share of Valhi Common Stock in accordance with
Section 2.2(f). No interest will be paid or will accrue on the consideration payable upon the surrender of any Certificate or on any cash payable pursuant to Sections 2.2(e) or (f).

            (c) All shares of Valhi Common Stock delivered, and cash in lieu of any fractional shares thereof paid, upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares. There shall be no further registration of transfers on the stock transfer books of Tremont or its transfer agent of the shares of Tremont Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

            (d) None of Valhi, Tremont, Sub or the Exchange Agent shall be liable to any Person in respect of any shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All Certificates and funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates that remain unclaimed for twelve months after the Effective Time shall be redelivered by the Exchange Agent to Valhi, upon demand, and any holders of Certificates who have not theretofore complied with Section 2.2(b) shall thereafter look only to the Surviving Corporation for delivery of any shares or funds, subject to applicable escheat and other similar Laws.

            (e) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Valhi Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Valhi Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(f), in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat Laws, as soon as reasonably practicable following surrender of any such Certificate there shall be paid to the holder of such Certificate, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Valhi Common Stock to which such holder is entitled pursuant to Section 2.2(f) and (ii) if such Certificate is exchangeable for one or more whole shares of Valhi Common Stock, (x) at the time of such surrender the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Valhi Common Stock and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Valhi Common Stock.

            (f) No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Valhi Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Valhi shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Valhi. In lieu of the issuance of such fractional shares, Valhi shall pay each former holder of Tremont Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder would otherwise be entitled by (B) the average closing price per share for shares of Valhi Common Stock as reported by the New York Stock Exchange (the "NYSE") (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) during the ten trading days ending on the business day that immediately precedes the Closing Date. The parties acknowledge and agree that any such cash is not separately bargained-for consideration in the Merger, but is being paid solely to avoid the inconvenience of issuing fractional shares.

            (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the number of whole shares of Valhi Common Stock to which the holder is entitled and, if applicable, any unpaid dividends and distributions deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

     Section 2.3 Certain Adjustments. If between the date hereof and the Effective Time, the outstanding shares of Valhi Common Stock or of Tremont Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend or distribution shall be declared thereon with a record date within such period (other than normal quarterly cash dividends), the Exchange Ratio shall be adjusted accordingly to provide to the holders of Tremont Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend provided, however, that no portion of the consideration paid to holders of Tremont Common Stock shall be in the form of anything other than voting stock (within the meaning of Sections 368(a)(2)(B) and 368(a)(1)(C) of the Code) of Valhi (except as provided in Section 2.2(f) above).

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF VALHI AND SUB

     Valhi and Sub jointly and severally represent and warrant to Tremont as follows:

     Section 3.1 Organization. Each of Valhi and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Valhi owns directly all of the outstanding capital stock of Sub. Each of Valhi and Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Valhi and Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualifications or licenses necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, financial condition or results of operations of Valhi or would not reasonably be expected to delay or prevent the consummation of the transactions contemplated hereby (a "Valhi Material Adverse Effect"). Valhi previously has delivered to Tremont accurate and complete copies of its Certificate of Incorporation and Bylaws, and Sub's Certificate of Incorporation and Bylaws, each as currently in effect.

     Section 3.2 Capitalization.

            (a) The authorized capital stock of Valhi consists of 150,000,000 shares of Valhi Common Stock and 5,000,000 shares of Valhi preferred stock, par value $.01 per share ("Valhi Preferred Stock"). As of the date hereof, there are 115,118,917 shares of Valhi Common Stock issued and outstanding and no shares of Valhi Preferred Stock outstanding. As of the date hereof, there are outstanding options to purchase 1,180,900 shares of Valhi Common Stock, and 4,065,000 shares of Valhi Common Stock were reserved for future issuance under Valhi's 1997 Long-Term Incentive Plan. As of the date hereof, except as set forth in this
Section 3.2(a), no capital shares or other voting securities of Valhi were outstanding or reserved for issuance. All shares of Valhi Common Stock to be issued in the Merger at the Effective Time shall be, when issued, duly authorized and validly issued, fully paid and nonassessable and free from all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). There are no bonds, debentures, notes or other indebtedness of Valhi having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which stockholders of Valhi may vote. Except as set forth in this Section 3.2(a) and for the transactions contemplated by this Agreement (including, without limitation, the TGI Merger), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Valhi is a party or bound, obligating Valhi to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital shares, voting securities or other ownership interests of Valhi or obligating Valhi to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of Valhi to repurchase, redeem or otherwise acquire any capital shares of Valhi.

            (b) The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, all of which are issued and outstanding and are validly issued, fully paid and nonassessable. As of the date hereof, there are no outstanding options entitling the holders thereof to purchase shares of Sub Common Stock.

     Section 3.3 Authority. Each of Valhi and Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the boards of directors of Valhi and Sub and by Valhi as the sole stockholder of Sub, and no other corporate proceedings on the part of Valhi or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Valhi and Sub and, assuming this Agreement constitutes a legal, valid and binding agreement of Tremont, constitutes a legal, valid and binding agreement of Valhi and Sub, as the case may be, enforceable against each of them in accordance with its terms.

     Section 3.4 No Violations: Consents and Approvals.

            (a) Neither the  execution  and delivery of this  Agreement  nor the consummation of the transactions contemplated hereby nor compliance by Valhi and Sub with any of the provisions hereof conflicts with, violates or results in any breach of (i) any provision of the Certificate of Incorporation or Bylaws of either of Valhi or Sub, (ii) any contract, agreement, instrument or understanding to which Valhi or Sub is a party or by which Valhi, Sub or any of their respective assets or properties is bound, or (iii) any law, judgment, decree, order, statute, rule or regulation (a "Law") of any jurisdiction or Governmental Authority (as defined below) applicable to Valhi or Sub or any of their respective assets or properties, other than, in the case of the foregoing clauses (ii) and (iii), such conflicts, violations or breaches that would not reasonably be expected to have a Valhi Material Adverse Effect or for which Valhi or Sub have received or, prior to the Merger, shall have received appropriate consents or waivers.

            (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Valhi in connection with the execution and delivery of this Agreement by Valhi or Sub or the consummation by Valhi or Sub of the transactions contemplated hereby, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of (x) a proxy statement relating to the approval by Tremont's stockholders as set forth in Section 4.15 (the "Tremont Stockholders' Approval") of this Agreement and the transactions contemplated hereby (as amended or supplemented from time to time, the "Proxy Statement"),
(y) a registration statement on Form S-4 (or other appropriate form) in connection with the registration of the Valhi Common Stock to be issued in the Merger (as amended or supplemented from time to time, the "Registration Statement") and (z) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (iii) such other consents, approvals, orders, authorizations, registrations, declarations, licenses and filings (A) as may be required under (1) federal, state or local environmental laws or (2) the "blue sky" laws of various states or (B) that, if not obtained or made, would reasonably be expected to have a Valhi Material Adverse Effect.

     Section 3.5 SEC Documents. Valhi has timely filed or will timely file with the SEC all documents (the "Valhi SEC Documents") required to be filed under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, in each case since December 31, 1999. As of their respective dates, the Valhi SEC Documents (other than preliminary materials) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and in each case the rules and regulations promulgated thereunder applicable to such Valhi SEC Documents. None of the Valhi SEC Documents at the time of filing and effectiveness contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Valhi SEC Documents.

     Section 3.6 Financial Statements. As of their respective dates, the financial statements of Valhi (including, in each case, any related notes) included in the Valhi SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") (except, in the case of unaudited financial statements, as permitted by Form 10-Q of the
SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and present fairly the consolidated financial position of Valhi as at the dates thereof and the consolidated results of its operations and statements of cash flows for the periods then ended. Valhi's balance sheet included in its Form 10-Q for the quarter ended June 30, 2002 shall be referred to as the "Valhi Interim Balance Sheet."

     Section 3.7 Absence of Certain Changes. Except as disclosed in the Valhi SEC Documents and for the transactions contemplated hereby, since the date of the Valhi Interim Balance Sheet, there has not been any change or event that would have, or would reasonably be expected to have, a Valhi Material Adverse Effect.

     Section 3.8 Proxy Statement/Registration Statement. None of the information regarding Valhi or Sub to be supplied by Valhi or Sub for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, and, in the case of the Proxy Statement, at the time of its mailing to stockholders of Tremont and at the time of Tremont's stockholders meeting for the purpose of obtaining the Tremont Stockholders' Approval (the "Tremont Stockholder Meeting"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances when made. If at any time prior to the Effective Time any event with respect to Valhi or Sub shall occur that is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of Tremont. The Proxy Statement and the Registration Statement will (with respect to Valhi and Sub) comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

     Section 3.9 State Anti-Takeover Statutes. Each of Valhi and Sub has taken all action necessary, if any, to exempt the transactions contemplated hereby from the operation of any "business combination," "moratorium," "control share," "fair price," "interested stockholder," "affiliated transactions" or other state anti-takeover statute or regulation.

     Section 3.10 Brokers' Fees. Neither Valhi nor Sub nor any of Valhi's Affiliates (other than Tremont) or their respective officers, directors or agents has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement, other than McDonald Investments Inc.

     Section 3.11 Compliance with Laws. Except as disclosed in the Valhi SEC Documents or the NL SEC Documents (as defined below) filed with the SEC prior to the date hereof, to the knowledge of Valhi, none of Valhi nor any of the Valhi Subsidiaries (as defined below) has violated or failed to comply with any Law of any Governmental Authority applicable to its business, properties or operations, and Valhi has not received notification of asserted present or past violation or failure to comply, except for violations and failures to comply that would not reasonably be expected to have a Valhi Material Adverse Effect.

     Section 3.12 No Litigation. Except as set forth in the Valhi SEC Documents or the NL SEC Documents, there is no claim, litigation, investigation or proceeding by any Person or Governmental Authority pending or, to Valhi's knowledge, threatened, against Valhi or the Valhi Subsidiaries that would reasonably be anticipated to have a Valhi Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against Valhi or the Valhi Subsidiaries having, or that, insofar as reasonably can be foreseen, in the future would reasonably be anticipated to have a Valhi Material Adverse Effect.

     Section  3.13  Employee  Matters.  Except  as set forth on  Schedule  3.13:

            (a) With respect to each employee benefit plan, policy or agreement covering employees, former employees or directors (or their beneficiaries ) of Valhi or of any trade or business, whether or not incorporated that would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (a "Valhi ERISA Affiliate"), including without limitation any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any employment, retention, severance or change in control agreement, in each case that is sponsored, maintained or contributed to or required to be contributed to by Valhi or a Valhi ERISA Affiliate (collectively, the "Valhi Benefit Plans"), since the date of the Valhi Interim Balance Sheet, there have been no new plans adopted, nor changes, additions or modification to any Valhi Benefit Plan, nor as of the date hereof, any plans to adopt, change, add or modify any Valhi Benefit Plan which either individually or in the aggregate would have a Valhi Material Adverse Effect.

            (b) All contributions and other payments required to have been made by Valhi or any Valhi ERISA Affiliate to any Valhi Benefit Plan (or to any Person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the financial statements in Valhi's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

            (c) Each of the Valhi Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code and any trust that forms a part of any of the Valhi Benefit Plans that is intended to be exempt under Section 501(a) or Section 501(c)(9) of the Code has been determined by the IRS to be so qualified or exempt, as the case may be, and no circumstances exist that could reasonably be expected to result in the revocation of any such determination. Each of the Valhi Benefit Plans is and has been operated in all material respects in compliance with its terms and all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code.

            (d) With respect to the Valhi Benefit Plans, individually and in the aggregate, no event has occurred, there does not now exist any condition or set of circumstances, that could reasonably be expected to subject Valhi or any Valhi ERISA Affiliate to any material liability arising under the Code, ERISA or any other applicable Law, or under any indemnity agreement to which Valhi or any Valhi ERISA Affiliate is a party, excluding liability relating to benefit claims and funding obligations payable in the ordinary course.

     Section 3.14 Environmental Liability. Except as disclosed in the Valhi SEC Documents or the NL SEC Documents, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature pending or, to Valhi's knowledge, threatened against Valhi or the Valhi Subsidiaries seeking to impose, or that could reasonably be expected to result in the imposition of any liability or obligation arising under common law or under any local, state or federal environmental Law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), which liability or obligation could reasonably be expected to result in a Valhi Material Adverse Effect. To Valhi's knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that could reasonably be expected to result in a Valhi Material Adverse Effect.

     Section 3.15 Certain Tax Matters. Neither Valhi nor, to Valhi's knowledge, any other person, has taken or agreed to take any action that could reasonably be expected to prevent the Merger (or, if the LLC Merger occurs, the Merger followed by the LLC Merger) from constituting a "reorganization" under Section 368(a) of the Code with respect to the holders of Tremont Common Stock other than Valhi and TGI. Valhi is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent such qualification.

     Section 3.16 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the Merger and has not engaged in any business activities or conducted any operations other than in connection with the Merger.

     Section 3.17 Knowledge.

            The phrases "to Valhi's knowledge" or "to the knowledge of Valhi" shall mean the actual knowledge of any executive officer of Valhi.

     Section 3.18 No Undisclosed Information. To Valhi's knowledge, Valhi has not failed to disclose to Tremont any fact material to the business, properties, prospects, operations, financial condition or results of operations of Valhi. To Valhi's knowledge, no representation or warranty by Valhi or Sub contained in this Agreement and no statement contained in any document (including historical financial statements and the Schedules to this Agreement), certificate or other writing furnished or to be furnished by Valhi to Tremont or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. Notwithstanding the foregoing or any other provision herein, Valhi has made no representation or warranty with respect to any financial or other projections made by Valhi.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF TREMONT

     Tremont represents and warrants to Valhi and Sub as follows:

     Section 4.1 Organization. Tremont is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Tremont has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Tremont is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualifications or licenses necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, financial condition or results of operations of Tremont or would not reasonably be expected to delay or prevent the consummation of the transactions contemplated hereby (a "Tremont Material Adverse Effect"). Tremont previously has delivered to Valhi accurate and complete copies of its Certificate of Incorporation and Bylaws, each as currently in effect.

     Section 4.2 Capitalization. The authorized capital stock of Tremont consists of 14,000,000 shares of Tremont Common Stock and 1,000,000 shares of Tremont preferred stock, par value $1.00 per share ("Tremont Preferred Stock"). As of the date hereof, there are 6,424,858 shares of Tremont Common Stock issued and outstanding (net of 1,392,101 shares held in Tremont's treasury) and no shares of Tremont Preferred Stock outstanding. As of the date hereof, there are outstanding no options to purchase shares of Tremont Common Stock. As of the date hereof, except as set forth in this Section 4.2, no capital shares or other voting securities of Tremont were issued, reserved for issuance or outstanding. There are no bonds, debentures, notes or other indebtedness of Tremont having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which stockholders of Tremont may vote. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Tremont is a party or bound, obligating Tremont to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital shares, voting securities or other ownership interests of Tremont or obligating Tremont to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of Tremont to repurchase, redeem or otherwise acquire any capital shares of Tremont.

     Section 4.3 Authority. Tremont has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of Tremont, and, except for the requisite approval of this Agreement and the transactions contemplated hereby, no other corporate proceedings on the part of Tremont are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Tremont and, assuming this Agreement constitutes a legal, valid and binding agreement of Valhi, constitutes a legal, valid and binding agreement of Tremont enforceable against it in accordance with its terms.

     Section 4.4 No Violations: Consents and Approvals.

            (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Tremont with any of the provisions hereof conflicts with, violates or results in any breach of (i) any provision of the Certificate of Incorporation or Bylaws of Tremont, (ii) any contract, agreement, instrument or understanding to which Tremont is a party or by which Tremont or any of its assets or properties is bound, or (iii) any Law of any jurisdiction or Governmental Authority applicable to Tremont or any of its assets or properties, other than, in the case of the foregoing clauses (ii) and (iii), such conflicts, violations or breaches that would not reasonably be expected to have a Tremont Material Adverse Effect or for which Tremont has received or, prior to the Merger, shall have received appropriate consents or waivers.

            (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Tremont in connection with the execution and delivery of this Agreement by Tremont or the consummation by Tremont of the transactions contemplated hereby, except for (i) the filing with the SEC of (x) the Proxy Statement, (y) the Registration Statement and (z) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (iii) such other consents, approvals, orders, authorizations, registrations, declarations, licenses and filings (A) as may be required under (1) federal, state or local environmental laws or (2) the "blue sky" laws of various states or (B) that, if not obtained or made, would reasonably be expected to have a Tremont Material Adverse Effect.

     Section 4.5 SEC Documents. Tremont has timely filed or will timely file with the SEC all documents (the "Tremont SEC Documents") required to be filed under the Securities and the Exchange Act, in each case since December 31, 1999. As of their respective dates, the Tremont SEC Documents (other than preliminary materials) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and in each case the rules and regulations promulgated thereunder applicable to such Tremont SEC Documents. None of the Tremont SEC Documents at the time of filing and effectiveness contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Tremont SEC Documents.

     Section 4.6 Financial Statements. As of their respective dates, the financial statements of Tremont (including, in each case, any related notes) included in the Tremont SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and present fairly the consolidated financial position of Tremont as at the dates thereof and the consolidated results of its operations and statements of cash flows for the periods then ended. Tremont's balance sheet included in its Form 10-Q for the quarter ended June 30, 2002 shall be referred to as the "Tremont Interim Balance Sheet."

     Section 4.7 Absence of Certain Changes. Except as disclosed in the Tremont SEC Documents or on Schedule 4.7 and for the transactions contemplated hereby, since the date of the Tremont Interim Balance Sheet, there has not been any change or event that would have, or would reasonably be expected to have, a Tremont Material Adverse Effect.

     Section 4.8 Proxy Statement/Registration Statement. None of the information regarding Tremont to be supplied by Tremont for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, and, in the case of the Proxy Statement, at the time of its mailing to stockholders of Tremont and at the time of the Tremont Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances when made. If at any time prior to the Effective Time any event with respect to Tremont shall occur that is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of Tremont. The Proxy Statement and the Registration Statement will (with respect to Tremont) comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

     Section 4.9 State Anti-Takeover Statutes. Tremont has taken all action necessary, if any, to exempt the transactions contemplated hereby from the operation of any "business combination," "moratorium," "control share," "fair price," "interested stockholder," "affiliated transactions" or other state anti-takeover statute or regulation.

     Section 4.10 Brokers' Fees. Neither Tremont nor Sub nor any of Tremont's Affiliates (other than Valhi) or their respective officers, directors or agents has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement, other than Morgan Joseph & Co. Inc. (the "Tremont Financial Advisor"). Substantially concurrently herewith, Tremont's board of directors or the special committee thereof has received the opinion of the Tremont Financial Advisor to the effect that, on the date thereof, the consideration to be received by holders (other than Valhi and its Affiliates) of shares of Tremont Common Stock pursuant to this Agreement is fair from a financial point of view to such holders (the "Fairness Opinion").

     Section 4.11 Compliance with Laws. Except as disclosed in the Tremont SEC Documents filed with the SEC prior to the date hereof or on Schedule 4.11, to the knowledge of Tremont, Tremont has not violated or failed to comply with any Law of any Governmental Authority applicable to its business, properties or operations, and Tremont has not received notification of asserted present or past violation or failure to comply, except for violations and failures to comply that would not reasonably be expected to have a Tremont Material Adverse Effect.

     Section 4.12 No Litigation. Except as set forth in the Tremont SEC Documents or on Schedule 4.12, there is no claim, litigation, investigation or proceeding by any Person or Governmental Authority pending or, to Tremont's knowledge threatened, against Tremont that would reasonably be anticipated to have a Tremont Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against Tremont having, or that, insofar as reasonably can be foreseen, in the future would reasonably be anticipated to have a Tremont Material Adverse Effect.

     Section 4.13 Employee Matters.

            (a) Schedule 4.13 contains a true and complete list of each employee benefit plan, policy or agreement covering employees, former employees or directors of any of Tremont or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including without limitation any employee benefit plans within the meaning of Section 3(3) of ERISA, and any employment, retention, severance or change in control agreement, in each case that is sponsored, maintained or contributed to or required to be contributed to by Tremont or by any trade or business, whether or not incorporated (a "Tremont ERISA Affiliate") that would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (collectively, the "Tremont Benefit Plans"). Other than as set forth on Schedule 4.13, since December 31, 1999, there have been no new plans adopted, nor changes, additions or modification to any Tremont Benefit Plan. As of the date hereof, Tremont has no plans to adopt, change, add or modify any Tremont Benefit Plan.

            (b) With respect to each Tremont Benefit Plan, Tremont has previously delivered or made available to Valhi or its representatives true and complete copies of the following: (i) the plan document and all amendments thereto (or, if such plan is unwritten, a true and complete summary of its terms); (ii) any related trust or other funding vehicle; (iii) if applicable, the two most recent Internal Revenue Service Forms 5500 and related attachments;
(iv) if applicable, the most recent Internal Revenue Service determination letter; and (v) any material correspondence or employee communications.

            (c) Except as set forth on Schedule 4.13, all contributions and other payments required to have been made by Tremont or any Tremont ERISA Affiliate to any Tremont Benefit Plan (or to any Person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the financial statements in Tremont's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

            (d) Except as set forth on Schedule 4.13, each of the Tremont Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code and any trust that forms a part of any of the Tremont Benefit Plans that is intended to be exempt under Section 501(a) or Section 501(c)(9) of the Code has been determined by the IRS to be so qualified or exempt, as the case may be, and no circumstances exist that could reasonably be expected to result in the revocation of any such determination. Each of the Tremont Benefit Plans is and has been operated in all material respects in compliance with its terms and all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code.

            (e) Except as set forth on Schedule 4.13, with respect to the Tremont Benefit Plans, individually and in the aggregate, no event has occurred, there does not now exist any condition or set of circumstances, that could reasonably be expected to subject Tremont or any Tremont ERISA Affiliate to any material liability arising under the Code, ERISA or any other applicable Law, or under any indemnity agreement to which Tremont or any Tremont ERISA Affiliate is a party, excluding liability relating to benefit claims and funding obligations payable in the ordinary course.

            (f) Other than  continuation  coverage required to be provided under
Section 4980B of the Code or Part 6 of Title I of ERISA or otherwise as provided by state law or as set forth on Schedule 4.13, none of the Tremont Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides for any benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service, other than benefits the full cost of which is borne by such former employees.

            (g) Except as otherwise disclosed to Valhi, the consummation of the Merger will not, either alone or in combination with another event undertaken by Tremont prior to the date hereof, (i) entitle any current or former employee, agent, independent contractor or officer of Tremont to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting or increase the amount of compensation due any such employee, officer, agent or independent contractor or (iii) constitute a "change in control" under any Tremont Benefit Plan.

     Section 4.14 Intellectual Property. Title to all registered Intellectual Property is recorded on records in the name of Tremont and, to the extent applicable, all affidavits of continued use and incontestability in respect of such registered intellectual property have been timely filed. Tremont owns or possesses licenses or other valid rights to use, and upon consummation of the transactions contemplated by this Agreement, the Surviving Corporation shall own or possess licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange), all Intellectual Property necessary to the conduct of the business of Tremont as currently conducted, including, without limitation, all releases required in connection with quotes, testimonials or likenesses utilized in editorial or promotional material. Tremont's right title and interest in such Intellectual Property is not being opposed by any claim or demand or in any proceeding, action, litigation or order to which Tremont or any Person who has granted a license or other right to use Intellectual Property to Tremont or who has been granted a license or other right to use Intellectual Property by Tremont, is a party or subject, nor to the knowledge of Tremont, is any such claim, demand, proceeding, action, litigation, or court order threatened. The conduct of the business of Tremont as currently conducted does not materially infringe or conflict with any intellectual property of others. As used in this Agreement, "Intellectual Property" means (i) all U.S. and foreign trademarks, patents, service marks, trade names, copyrights, mask works and designs that are pending, applied for, granted, or registered in any country or jurisdiction of the world and that are owned by Tremont and used in connection with its business; (ii) all unregistered trademarks, patents, service marks, and trade names that are owned by Tremont and used in connection with its business; and (iii) all licenses, contracts, permissions and other agreements relating to the business to which Tremont is a party relating in any way to rights in any of the foregoing.

     Section 4.15 Required Vote of Tremont Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Tremont Common Stock is required to approve the Merger. No other vote of the stockholders of Tremont is required by Law, the Certificate of Incorporation or the Bylaws of Tremont or otherwise in order for Tremont to consummate the Merger and the transactions contemplated hereby.

     Section 4.16 Certain Contracts. Except as disclosed in the Tremont SEC Documents, Tremont is not a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in that, all or any material portion of the business of Tremont is or would be conducted,
(iii) any exclusive supply or purchase contracts or any exclusive requirements contracts or (iv) any contract or other agreement that would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (collectively, the "Tremont Contracts"). Tremont has delivered to Valhi or provided to Valhi for review, prior to the execution of this Agreement, complete and correct copies of all Tremont Contracts not filed as exhibits to the Tremont SEC Documents. Each Tremont Contract is valid and binding on Tremont and is in full force and effect, and Tremont has performed in all material respects all obligations required to be performed by it to date under each Tremont Contract, except where such noncompliance would not reasonably be expected to result in a Tremont Material Adverse Effect. To Tremont's knowledge, Tremont has not received notice of any violation or default under (nor does there exist any condition that with the passage of time or the giving of notice or both would result in such a violation or default under) any Tremont Contract.

     Section 4.17 Environmental Liability. Except as disclosed in the Tremont SEC Documents, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature pending or, to Tremont's knowledge, threatened against Tremont seeking to impose, or that could reasonably be expected to result in the imposition of any liability or obligation arising under common law or under any local, state or federal environmental Law, including, without limitation, CERCLA, which liability or obligation could reasonably be expected to result in a Tremont Material Adverse Effect. To Tremont's knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that could reasonably be expected to result in a Tremont Material Adverse Effect.

     Section 4.18 Taxes. Except as set forth on Schedule 4.18, Tremont has (i) filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so) and all such returns and reports are accurate and complete in all material respects; and (ii) paid all Taxes shown on such returns and reports as required to be paid by it, and, except as disclosed in the Tremont SEC Documents, the most recent financial statements contained in the Tremont SEC Documents reflect an adequate reserve for all material Taxes payable by Tremont for all taxable periods and portions thereof through the date of such financial statements. Since the date of the Tremont Interim Balance Sheet, Tremont has not incurred any material liability for Taxes other than in the ordinary course of business. To Tremont's knowledge, no deficiencies for any Taxes have been proposed, asserted or assessed against Tremont, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

     Section 4.19  Knowledge.

            The phrases "to Tremont's knowledge" or "to the knowledge of Tremont" shall mean the actual knowledge of any executive officer of Tremont.

     Section 4.20 No Undisclosed Information. To Tremont's knowledge, Tremont has not failed to disclose to Valhi any fact material to the business, properties, prospects, operations, financial condition or results of operations of Tremont. To Tremont's knowledge, no representation or warranty by Tremont contained in this Agreement and no statement contained in any document (including historical financial statements and the Schedules to this Agreement), certificate or other writing furnished or to be furnished by Tremont to Valhi or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. Notwithstanding the foregoing or any other provision herein, Tremont has made no representation or warranty with respect to any financial or other projections made by Tremont.

                                    ARTICLE V

                                    COVENANTS

     Section 5.1 Conduct of Business of Tremont. During the period from the date of this Agreement to the Effective Time, Tremont shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses; provided, however, and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as expressly permitted or contemplated by this Agreement, as shall be consented by Valhi (which consent shall not be unreasonably withheld or delayed) or as set forth on Schedule 5.1, Tremont shall not and shall not authorize or commit or agree to:

            (a) (i) except for dividends paid on Tremont Common Stock in the ordinary course of Tremont's business, consistent with past practice, declare, set aside or pay any dividends on, or make any other distributions in respect of any of Tremont's capital shares, (ii) split, combine or reclassify any capital stock or other partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital shares or partnership interests or (iii) purchase, redeem or otherwise acquire any capital shares of Tremont or any options, warrants or rights to acquire, or security convertible into, such capital shares or partnership interests;

            (b) issue, deliver or sell, or grant any option or other right in respect of, any capital shares, any other voting securities (including partnership interests) of Tremont or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

            (c) except as otherwise contemplated by this Agreement, amend the certificate or articles of incorporation, bylaws, partnership agreement or other comparable charter or organizational documents of Tremont;

            (d) merge or consolidate with any Person;

            (e) (i) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or all or substantially all of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, business trust or other business organization or division thereof or interest therein; (ii) subject to any Lien or sell, lease or otherwise dispose of any material assets or assign or encumber the right to receive income, dividends, distributions and the like except pursuant to contracts or agreements in effect at the date of this Agreement and set forth on Schedule 5.1; (iii) make or agree to make any new capital expenditures, except in accordance with budgets relating to Tremont that have been previously delivered to and approved by Valhi; or (iv) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Tremont, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, prepay or refinance any indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person;

            (f) make or rescind any Tax election (unless required by Law or necessary to preserve any of Tremont's subsidiaries as a partnership for federal income tax purposes);

            (g) (i) change in any material manner any of its methods, principles or practices of accounting for GAAP or (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for Tax purposes from those employed in the preparation of the applicable Tax return for the most recently completed taxable year except, in the case of clause (i), as may be required by the SEC, applicable Law or GAAP;

            (h) adopt any new employee benefit plan, incentive plan, severance plan, bonus plan, stock option or similar plan, grant new stock options or stock appreciation rights or amend any existing plan or rights, except such changes as are required by Law or that are not more favorable to participants than provisions presently in effect;

            (i) except as contractually required pursuant to the terms of agreements existing on the date hereof, pay, discharge, settle or satisfy any claims, liabilities or objections (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Tremont included in the Tremont SEC Documents or incurred in the ordinary course of business consistent with past practice;

            (j) settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated hereby; or

            (k)  take  any  action   that  would   result  in  (i)  any  of  the
representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Sections 6.1 or 6.2 not being satisfied.

     Section 5.2 Conduct of Business of Valhi. During the period from the date of this Agreement to the Effective Time, Valhi shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses; provided, however, and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as expressly permitted or contemplated by this Agreement, as shall be consented by Tremont (which consent shall not be unreasonably withheld or delayed) or as set forth on Schedule 5.2, Valhi shall not and shall not authorize or commit or agree to:

            (a) (i) except for dividends paid on Valhi Common Stock in the ordinary course of Valhi's business, consistent with past practice, declare, set aside or pay any dividends on, or make any other distributions in respect of any of Valhi's capital shares, (ii) split, combine or reclassify any capital stock or other partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital shares or partnership interests or (iii) purchase, redeem or otherwise acquire any capital shares of Valhi or any options, warrants or rights to acquire, or security convertible into, such capital shares or partnership interests;

            (b) except as otherwise contemplated by this Agreement, amend the certificate or articles of incorporation, bylaws, partnership agreement or other comparable charter or organizational documents of Valhi;

            (c) merge or consolidate with any Person;

            (d) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or all or substantially all of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, business trust or other business organization or division thereof or interest therein; or

            (e)  take  any  action   that  would   result  in  (i)  any  of  the
representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Sections 6.1 or 6.3 not being satisfied.

     Section 5.3 Tremont Board Recommendation. In connection with the Merger and the Tremont Stockholders' Approval, the board of directors of Tremont shall (i) unless this Agreement is earlier terminated in accordance with its terms, recommend to the holders of Tremont Common Stock that they vote in favor of approval of this Agreement and the transactions contemplated hereby and use all commercially reasonable efforts to obtain the necessary approvals by the stockholders of Tremont of this Agreement and the transactions contemplated hereby and (ii) otherwise comply with all legal requirements applicable to such approval.

     Section 5.4 Access to Information.

            (a) From the date of this Agreement until the Effective Time, (i) each of Valhi and Tremont, upon reasonable notice, will provide to the other and their respective lenders and authorized representatives (including counsel, environmental and other consultants, accountants and auditors) full access during normal business hours to all facilities, personnel and operations and to all books and records of Tremont, Valhi and Sub, (ii) each of Valhi and Tremont will permit the other to make such inspections as it may reasonably require (including without limitation any air, water or soil testing or sampling deemed necessary) and (iii) each of Tremont and Valhi will cause its officers to furnish the other party with such financial and operating data and other information with respect to its business and properties as the other party may from time to time reasonably request.

            (b) Valhi and Tremont will hold and will cause their representatives to hold in confidence, all documents and information furnished in connection with this Agreement. Other than documents or information (i) available to the public, (ii) that are or become known by Valhi or Tremont from a source other than Tremont or Valhi, as the case may be, other than by a breach of a confidentiality obligation owed to Tremont or Valhi, respectively, or (iii) required by Law to be disclosed.

     Section 5.5 Registration Statement and Proxy Statement. As soon as practicable following the date of this Agreement, Tremont shall prepare and file with the SEC a preliminary Proxy Statement in form and substance reasonably satisfactory to each of Valhi and Tremont, and Valhi shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included. Each of Valhi and Tremont shall use its reasonable commercial efforts to (i) respond to any comments of the SEC and (ii) have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is reasonably necessary to consummate the Merger. Tremont will use its reasonable commercial efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement or the Proxy Statement. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, Valhi or Tremont, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to the stockholders of Tremont such amendment or supplement. The Proxy Statement shall, subject to Section 5.3, include the recommendation of the board of directors of Tremont in favor of approval of this Agreement and the transactions contemplated hereby. The Proxy Statement shall also include the Fairness Opinion of the Tremont Financial Advisor. Valhi shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the Valhi Common Stock pursuant to the Merger, and Tremont shall furnish all information concerning Tremont and the holders of shares of Tremont Common Stock and rights to acquire such shares pursuant to the Tremont Option Plans as may be reasonably requested in connection with any such action. Valhi will use its reasonable commercial efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities or "blue sky" permits or approvals required to carry out the transactions contemplated hereby.

     Section 5.6 Tremont Stockholders' Meeting. Tremont will, as soon as practicable following the date of this Agreement (but in no event sooner than 30 days following the date the Proxy Statement is mailed to the stockholders of Tremont), duly call, give notice of, convene and hold the Tremont Stockholder Meeting for the purpose of obtaining the Tremont Stockholders' Approval as set forth in Section 4.15. Subject to Section 5.3, Tremont will, through its board of directors, recommend to its stockholders approval of this Agreement and the transactions contemplated hereby.

     Section 5.7 Reasonable Efforts; Other Actions. Tremont, Valhi and Sub each shall use all commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable Law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) the taking of any actions required to qualify the Merger treatment as a tax-free reorganization within the meaning of Code Section 368(a) and (ii) the obtaining of all necessary consents, approvals or waivers under its material contracts. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the parties hereto shall use reasonable commercial efforts to take all such action.

     Section 5.8 Public Announcements. Before issuing any press release or otherwise making any public statements with respect to the Merger, Valhi, Sub and Tremont will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or the rules of the NYSE.

     Section 5.9 Notification of Certain Matters. Each of Tremont and Valhi shall give prompt notice to the other party of (i) any notice of, or other communication relating to, a default or event that, with notice of lapse of time or both, would become a default, received by it subsequent to the date of this Agreement and prior to the Effective Time, under any contract to which it is a party or is subject that could reasonably be expected to result in a Valhi Material Adverse Effect or a Tremont Material Adverse Effect, as the case may be, (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (iii) any change in their respective financial condition, properties, businesses or results of operations, or the occurrence of any event that is reasonably expected to result in any such change, that in any such event could reasonably be expected to result in a Valhi Material Adverse Effect or Tremont Material Adverse, as the case may be, (iv) the occurrence or existence of any event that would, or could with the passage of time or otherwise, make any representation or warranty contained herein that is qualified as to materiality untrue in any respect or any such representation or warranty that is not so qualified becoming untrue in any material respect or
(v) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of notice pursuant to this
Section 5.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. Each party shall use its reasonable commercial efforts to prevent or promptly remedy the same.

     Section 5.10 Expenses. Valhi and Sub, on the one hand, and Tremont, on the other hand, shall bear their respective expenses incurred in connection with this Agreement and the transactions contemplated hereby, except that Valhi and Tremont shall each pay one-half of the expenses incurred in connection with the printing and mailing of the Proxy Statement and the Registration Statement.

     Section 5.11 Rule 145 Affiliates. Tremont shall deliver to Valhi a letter identifying all Persons who, as of the date hereof, may be deemed to be an "affiliate" thereof for purposes of Rule 145 under the Securities Act (a "Rule 145 Affiliate") and shall advise Valhi in writing of any Persons who become Rule 145 Affiliates prior to the Effective Time. Tremont shall use all reasonable efforts to cause each Person who is so identified as a Rule 145 Affiliate to deliver to Valhi, no later than the earlier of the 30th day prior to the Effective Time or the date such Person becomes a Rule 145 Affiliate, a written agreement substantially in the form of Exhibit B hereto.

     Section 5.12 Stock Exchange Listing. Valhi shall file a listing application on or before the Closing and thereafter shall take all action to effect approval to list on the NYSE, the Valhi Common Stock to be issued pursuant to the Merger.

     Section 5.13 State Anti-Takeover Laws. If any "fair price" or "control share acquisition" statute or other similar anti-takeover regulation shall become applicable to the transactions contemplated hereby, Valhi and Tremont and their respective board of directors shall use their reasonable commercial efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise use their reasonable commercial efforts to eliminate the effects of any such statute or regulation on the transactions contemplated hereby.

     Section 5.14 Tax-Free Transaction. From and after the date of this Agreement, each party hereto shall use its reasonable commercial efforts to cause the Merger (or, if the LLC Merger occurs, the Merger followed by the LLC Merger) to qualify, and shall not take, or cause to be taken, any actions that could reasonably be expected to prevent the Merger (or, if the LLC Merger occurs, the Merger followed by the LLC Merger) from qualifying as a "reorganization" under Section 368(a) of the Code with respect to the holders of Tremont Common Stock other than Valhi and TGI.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

            (a) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect. All necessary state securities or blue sky authorizations shall have been received.

            (b) Stockholder Approval. The requisite vote of the stockholders of Tremont necessary to consummate the transactions contemplated by this Agreement shall have been obtained.

            (c) Consents and Approvals. All necessary consents and approvals of any United States or any other Governmental Authority required for the consummation of the transactions contemplated by this Agreement shall have been obtained.

            (d) Listing. The Valhi Common Stock issued in the Merger shall have been authorized for listing on the NYSE.

            (e) No  Orders.  No  temporary  restraining  order,  preliminary  or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

            (f) "Blue Sky" Permits. Valhi shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the Valhi Common Stock pursuant to this Agreement.

     Section 6.2 Conditions to the Obligations of Valhi and Sub to Effect the Merger. The obligation of Valhi and Sub to effect the Merger and to perform under this Agreement is subject to the fulfillment on or before to the Closing Date of the following additional conditions, any one or more of which may be waived, in writing, by Valhi and Sub:

            (a) Representations  Accurate. The representations and warranties of
Tremont contained herein shall be true and correct on the date of this Agreement and at and on the Closing Date as though such representations and warranties were made at and on such date, except to the extent that the representation or warranty is expressly limited by its terms to another date. This condition shall be deemed satisfied unless any or all breaches of Tremont's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) is reasonably expected to result in a Tremont Material Adverse Effect or is reasonably expected to prevent or materially to burden or impair the ability of Tremont to consummate the transactions contemplated by this Agreement. In addition, a representation or warranty of Tremont shall not be deemed to be untrue or incorrect if (i) any of Valhi's executive officers had actual and conscious (and not constructive, imputed or implied) knowledge on the date hereof that such representation or warranty was untrue or incorrect or (ii) such representation or warranty was true on the date hereof and Valhi caused such representation or warranty to subsequently become untrue or incorrect.

            (b) Performance. Tremont shall have complied, in all material respects, with all agreements, obligations and conditions required by this Agreement to be complied with by it on or prior to the Closing Date.

            (c) Certificates. Valhi and Sub shall have received (i) a duly executed certificate signed by the President or a Vice President of Tremont certifying as to compliance with the conditions set forth in Sections 6.2(a),
(b) and (h) and (ii) a duly executed certificate signed by the Secretary of Tremont certifying the accuracy and completeness of the resolutions of the board of directors of Tremont approving this Agreement, the Merger and the transactions contemplated hereby.

            (d) Certified Certificate of Incorporation. Valhi and Sub shall have received a certificate of the Secretary of State of the State of Delaware certifying the Certificate of Incorporation of Tremont and all amendments thereof, dated not more than ten days prior to the Closing Date.

            (e) Good Standing. Valhi and Sub shall have received a certificate of good standing, or its equivalent, dated no more than ten days prior to the Closing Date, from the State of Delaware and each other state in which Tremont is qualified to do business.

            (f) Consents. Valhi and Sub shall have received copies of consents of all third parties necessary for Tremont to execute, deliver and perform this Agreement and consummate the Merger.

            (g) Tax Opinion. Valhi and Sub shall have received an executed copy of a tax opinion of Locke Liddell & Sapp LLP, Valhi's legal counsel, to the effect that the Merger (or, if the LLC Merger occurs, the Merger followed by the LLC Merger) will constitute a reorganization within the meaning of Section 368(a) of the Code with respect to the holders of Tremont Common Stock other than Valhi and TGI and, if the LLC Merger occurs, a complete liquidation of Tremont under Section 332 of the Code with respect to Valhi.

            (h) No Material Adverse Change. Since the date of this Agreement, there shall have been no change that could reasonably be expected to result in a Tremont Material Adverse Effect.

            (i) Agreements with Rule 145 Affiliates. Valhi and Sub shall have received from each Person who is a Rule 145 Affiliate under Section 5.11 an executed copy of the written agreement referred to in Section 5.11 and such agreements shall be in full force and effect and there shall be no breach, or in existence any facts that with passage of time or otherwise could constitute a breach, thereof.

            (j) Certificate of Merger. Tremont shall have delivered to Valhi the Certificate of Merger as executed by duly authorized officers of Tremont.

     Section 6.3 Conditions to the Obligations of Tremont to Effect the Merger. The obligation of Tremont to effect the Merger and to perform under this Agreement is subject to the fulfillment on or before the Closing Date of the following additional conditions, any one or more of which may be waived, in writing, by Tremont:

            (a) Representations  Accurate. The representations and warranties of
Valhi contained herein shall be true and correct on the date of this Agreement and at and on the Closing Date as though such representations and warranties were made at and on such date, except to the extent that the representation or warranty is expressly limited by its terms to another date. This condition shall be deemed satisfied unless any or all breaches of Valhi's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) is reasonably expected to result in a Valhi Material Adverse Effect or is reasonably expected to prevent or materially to burden or impair the ability of Valhi to consummate the transactions contemplated by this Agreement. In addition, a representation or warranty of Valhi shall not be deemed to be untrue or incorrect if any of Tremont's executive officers had actual and conscious (and not constructive, imputed or implied) knowledge on the date hereof that such representation or warranty was untrue or incorrect.

            (b) Performance. Valhi and Sub shall have complied, in all material respects, with all agreements, obligations and conditions required by this Agreement to be complied with by them on or prior to the Closing Date.

            (c) Certificates. Tremont shall have received (i) a duly executed certificate signed by the President or a Vice President of each of Valhi and Sub certifying as to compliance with the conditions set forth in Sections 6.3(a),
(b) and (h) and (ii) a duly executed certificate signed by the Secretary of each of Valhi and Sub certifying the accuracy and completeness of the resolutions of the board of directors of each of Valhi and Sub approving this Agreement, the Merger and the transactions contemplated hereby.

            (d) Certified Certificates of Incorporation. Tremont shall have received certificates of the Secretary of State of the State of Delaware certifying the Certificate of Incorporation of Valhi and the Certificate of Incorporation of Sub and all amendments thereof, dated not more than ten days prior to the Closing Date.

            (e) Good Standing. Tremont shall have received a certificate of good standing, or its equivalent, dated no more than ten days prior to the Closing Date, from the State of Delaware and each other state in which Valhi and Sub are qualified to do business.

            (f) Consents. Tremont shall have received copies of consents of all third parties necessary for Valhi and Sub to execute, deliver and perform this Agreement and consummate the Merger.

            (g) Tax Opinion. Tremont shall have received an executed copy of a tax opinion of Piper Rudnick LLP, legal counsel to the Special Committee of the Board of Directors of Tremont, to the effect that the Merger (or, if the LLC Merger occurs, the Merger followed by the LLC Merger) will constitute a reorganization within the meaning of Section 368(a) of the Code with respect to shareholders of Tremont other than Valhi or TGI.

            (h) No Material Adverse Change. Since the date of this Agreement, there shall have been no change that could reasonably be expected to result in a Valhi Material Adverse Effect.

            (i) Certificate of Merger. Sub shall have delivered to Tremont the Certificate of Merger, executed by duly authorized officers of Sub.

                                   ARTICLE VII

                                     CLOSING

     Section 7.1 Time and Place. Subject to the provisions of Articles VI and VIII, the closing of the Merger (the "Closing") shall take place at the offices of Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas, as soon as practicable, but in no event later than the second business day after the date on which each of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing but subject to such conditions) have been satisfied or waived, in writing, by the party or parties entitled to the benefit of such conditions; or at such other place or on such other date as Valhi, Sub and Tremont may, in writing, mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

     Section 7.2 Filings at the Closing. Subject to the provisions of Articles VI and VIII, Tremont, Valhi and Sub shall cause to be executed and filed at the Closing the Certificate of Merger and shall cause the Certificate of Merger to be recorded in accordance with the applicable provisions of the DGCL and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                  ARTICLE VIII

                           TERMINATION AND ABANDONMENT

     Section 8.1 Termination by Valhi and/or Tremont. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the transactions contemplated hereby by the stockholders of Tremont:

            (a) by the mutual consent of Valhi and Tremont;

            (b) by either Valhi or Tremont, if any court of competent jurisdiction or other Governmental Authority shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable;

            (c) by either Valhi or Tremont, if the Tremont Stockholders' Approval is not obtained at the Tremont Stockholder Meeting;

            (d) by either Valhi or Tremont, if the Tremont Financial Advisor shall have withdrawn, modified or changed its Fairness Opinion in a manner adverse to the holders of Tremont Common Stock; or

            (e) by either Valhi or Tremont, if the Merger shall not have been consummated by February 28, 2003, provided that a party in material breach of this Agreement may not terminate this Agreement pursuant to this Section 8.1(e).

     Section 8.2 Termination by Valhi. This Agreement may be terminated by Valhi at any time prior to the Effective Time, whether before or after approval of this Agreement and the transactions contemplated hereby by the stockholders of Tremont if:

            (a) (i) Tremont shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with by Tremont at or prior to such date of termination or (ii) there exists a breach of any representation or warranty of Tremont contained in this Agreement such that the closing conditions set forth in Section 6.2(a) would not be satisfied, provided, however, that with respect to either (i) or (ii), if such failure or breach is capable of being cured, such failure or breach shall not have been cured within 15 days of delivery to Tremont of written notice of such failure or breach; or

            (b) the board of directors of Tremont shall have failed to recommend, or shall have withdrawn, modified or changed its recommendation of this Agreement or the Merger in a manner adverse to Valhi or shall have recommended or issued a neutral recommendation with respect to any proposal in respect of an Acquisition Proposal with a Person other than Valhi or any Affiliate of Valhi (or the Tremont board of directors or any committee thereof shall have resolved to do any of the foregoing).

     Section 8.3 Termination by Tremont. This Agreement may be terminated by Tremont at any time prior to the Effective Time, whether before or after approval of this Agreement and the transactions contemplated hereby by the stockholders of Tremont if:

            (a) (i) Valhi or Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with by Valhi or Sub at or prior to such date of termination or (ii) there exists a breach of any representation or warranty of Valhi or Sub contained in this Agreement such that the closing conditions set forth in
Section 6.3(a) would not be satisfied, provided, however, that, with respect to either (i) or (ii), if such failure or breach is capable of being cured, such failure or breach shall not have been cured within 15 days of delivery to Valhi or Sub of written notice of such failure or breach;

            (b) the board of directors of Tremont shall have failed to recommend, or shall have withdrawn, modified or changed its recommendation of, this Agreement or the Merger in a manner adverse to Valhi or shall have recommended or issued a neutral recommendation with respect to any proposal in respect of an Acquisition Proposal with a Person other than Valhi or any Affiliate of Valhi (or the Tremont board of directors or any committee thereof shall have resolved to do any of the foregoing), in each case in order to permit Tremont to execute a definitive agreement for a transaction contemplated by an Acquisition Proposal from a third party that the board of directors of Tremont determines in its good faith judgment (based on, among other things, the written advice of an independent financial advisor) to be no less favorable to its stockholders than the Merger, taking into account all relevant factors.

     Section 8.4 Procedure for Termination. In the event of termination and abandonment of the Merger by Valhi or Tremont pursuant to this Article VIII, written notice thereof shall forthwith be given to the other.

     Section 8.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this
Article VIII, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in this Section 8.5 and in Sections 5.4(b), 5.8 and 5.10. Nothing in this Section 8.5 shall relieve any party from liability for willful breach of this Agreement.

                                   ARTICLE IX

                          SURVIVABILITY; INVESTIGATION

     Section 9.1 Survival of Representations and Warranties. None of the representations, warranties and covenants of Tremont, Valhi or Sub will survive the Effective Time.

     Section 9.2 Investigation. The respective representations and warranties of Valhi, Sub and Tremont contained herein or in any certificate or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

                                    ARTICLE X

                                  MISCELLANEOUS

     Section 10.1 Notices.

            All notices shall be in writing delivered as follows: If to Valhi or Sub, to:

                  Valhi, Inc.
                  5430 LBJ Freeway, Suite 1700
                  Dallas, TX  75240
                  Attention:        J. Mark Hollingsworth
                                    Vice President and General Counsel
                  Facsimile No.:    (972) 448-1445

                  With a copy (which copy shall not constitute notice) to:

                  Locke Liddell & Sapp LLP
                  2200 Ross Avenue, Suite 2200
                  Dallas, TX  75206
                  Attention:        Don M. Glendenning, Esq.
                  Facsimile No.:    (214) 740-8800

         If to Tremont, to:

                  Tremont Corporation
                  1999 Broadway, Suite 4300
                  Denver, CO  80202
                  Attention:      Robert E. Musgraves
                                  Vice President, General Counsel and Secretary
                  Facsimile No.:  (303) 296-9645

                  With a copy (which copy shall not constitute notice) to:

                  Piper Rudnick LLP
                  1251 Avenue of the Americas
                  New York, NY  10020-1104
                  Attention:  Theodore Altman, Esq.
                  Facsimile No.:  (212) 835-6001

or to such other address as may have been designated in a prior notice pursuant to this Section 10.1. Notices shall be deemed to be effectively served and delivered (a) when delivered personally, (b) when sent by telephone facsimile (with a copy mailed by first-class U.S. mail), (c) one business day following deposit with a recognized national air courier service or (d) three business days after being deposited in the United States mail in a sealed envelope, postage prepaid, return receipt requested, to the appropriate party.

     Section 10.2 Binding Effect. Except as may be otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any Person other than the parties hereto any rights or benefits hereunder.

     Section 10.3 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

     Section 10.4 Headings. The headings and table of contents contained in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement.

     Section 10.5 Exhibits and Schedules.

            The Exhibits and Schedules referred to in this Agreement will be deemed to be a part of this Agreement.

     Section 10.6 Certain Definitions.

            For purposes of this Agreement:

            "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange, tender offer or similar transaction involving Tremont or any purchase or other acquisition of all or any significant portion of the assets of or any equity interest in Tremont.

            An "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

            "Governmental Authority" means any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign federal, state or local government or agency, domestic or foreign.

            "LLC Merger" means the merger of the Surviving Corporation and TGI with and into a limited liability company ("Tremont LLC") all of the interests in which are wholly-owned directly by Valhi, with Tremont LLC surviving the mergers, provided that (i) immediately following such mergers Tremont LLC is treated as a disregarded entity pursuant to Treas. Reg. ss. 1.7701-3(b)(1)(ii), and (ii) at such time, Valhi has no plan or intention to cause Tremont LLC to make an election pursuant to Treas. Reg. ss. 1.7701-3(c) or to take any other action which would result in Tremont LLC not being treated as a disregarded entity.

            "NL SEC Documents" means all documents required to be filed under the Securities Act and the Exchange Act by NL Industries, Inc.

            "Person"  means an  individual,  corporation,  partnership,  limited
liability   company,   joint  venture,   associations,   trust,   unincorporated
organization or other entity.

            "TGI Merger" means the merger of Valhi Acquisition Corp. II, a Delaware corporation and a wholly-owned subsidiary of Valhi, with and into TGI pursuant to the Agreement and Plan of Merger, of even date herewith, among Valhi, TGI and Valhi Acquisition Corp. II.

            "Valhi Subsidiaries" means NL Industries, Inc., CompX International, Inc. and Waste Control Specialists LLC.

     Section 10.7 Governing Law.

            This Agreement will be governed by the laws of the State of Delaware without regard to conflict of laws principles thereof.

     Section 10.8 Waivers. Compliance with the provisions of this Agreement may be waived only by means of a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

     Section 10.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 10.10 Time Periods. Unless "business days" is specified, any action required hereunder to be taken within a certain number of days will be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken will be automatically extended to the next business day.

     Section 10.11 Amendment. Subject to compliance with applicable Law, this Agreement may be amended by the parties at any time before or after the approval of Tremont's stockholders; provided, however, that after any such approval, there may not be, without further approval of such the stockholders of Tremont, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of Tremont Common Stock hereunder, or which by Law otherwise expressly requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 10.12 Entire Agreement. This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement among the parties concerning the subject matter hereof. All negotiations among the parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the parties other than those incorporated herein and to be delivered hereunder.

     Section 10.13 Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable Law, each party waives any provision of Law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                      VALHI, INC.



                             By:      /s/ Bobby D. O'Brien
                                      ----------------------------------------
                                      Bobby D. O'Brien
                                      Vice President, Chief Financial Officer
                                       and Treasurer

                                      VALHI ACQUISITION CORP.



                             By:      /s/ Bobby D. O'Brien
                                      ----------------------------------------
                                      Bobby D. O'Brien
                                      Vice President, Chief Financial Officer
                                       and Treasurer

                                      TREMONT CORPORATION



                             By:      /s/ Robert E. Musgraves
                                      ----------------------------------------
                                      Robert E. Musgraves
                                      Vice President, General Counsel
                                       and Secretary